UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________

FORM 8-K
 _________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2018
 _________________________________
Hudson Pacific Properties, Inc.
Hudson Pacific Properties, L.P.
(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

11601 Wilshire Blvd., Ninth Floor Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 445-5700
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc. (the “Company”), a Maryland corporation, and Hudson Pacific Properties, L.P. (the “Operating Partnership”), a Maryland limited partnership of which the Company serves as the sole general partner.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

LTIP Unit Awards

On December 7, 2018, the Compensation Committee of the Board of Directors of Hudson Pacific Properties, Inc. (the “Company”) approved the grant under the Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan (the “Plan”) to Messrs. Coleman, Lammas, Vouvalides, Barton and Hatfield (collectively, the “executives”) of LTIP Units of Hudson Pacific Properties, L.P. (the “Operating Partnership”) (such units, the “LTIP Units”). The LTIP Units will be granted effective December 29, 2018; the following is a brief description of the material terms and conditions of the LTIP Units.
General Description of LTIP Units
LTIP Units may be issued to eligible participants for the performance of services to or for the benefit of the Operating Partnership. LTIP Units, whether vested or not, receive the same quarterly per-unit distributions as common units in the Operating Partnership (“Common Units”), which equal the per-share distributions on the common stock of the Company (“Common Stock”).
Initially, LTIP Units do not have full parity with Common Units with respect to liquidating distributions. If such parity is reached, vested LTIP Units may be converted into an equal number of Common Units at any time thereafter, and, upon conversion, enjoy all the rights of Common Units. Common Units are redeemable for cash based on the fair market value of an equivalent number of shares of Common Stock, or, at the election of the Company, an equal number of shares of Common Stock, each subject to adjustment in the event of stock splits, specified extraordinary distributions or similar events.
A partner’s initial capital account balance is equal to the amount the partner paid (or contributed) to the Operating Partnership for its units and is subject to subsequent adjustments, including with respect to the partner’s share of income, gain or loss of the Operating Partnership. Because a holder of LTIP Units generally will not pay for such units, the initial capital account balance attributable to such units will be zero. However, the Operating Partnership is required to allocate income, gain, loss and deduction to the partners’ capital accounts in accordance with the terms of the Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as may be amended from time to time, the “Partnership Agreement”), subject to applicable Treasury Regulations. The Partnership Agreement provides that holders of LTIP Units generally will receive special allocations of gain in the event of an actual sale or “hypothetical sale” of assets of the Operating Partnership ahead of the allocation of gain to the Company or other limited partners with respect to their Common Units. Such allocation will be made, to the extent of any such gain, until the capital account balance of a holder of LTIP Units attributable to such units is equal to the Company’s capital account balance attributable to an equivalent number of Common Units. If and when such gain allocation is fully made, a holder of LTIP Units will have achieved full parity with holders of Common Units. To the extent that, upon an actual sale or a “hypothetical sale” of the Operating Partnership’s assets as described above, there is not sufficient gain to allocate to a holder’s capital account with respect to LTIP Units, or if such actual sale or “hypothetical sale” does not occur, such units will not achieve parity with Common Units. In order to achieve full parity with Common Units, the holder’s capital account balance in respect of each applicable LTIP Unit must be equal to the per-unit capital account balance with respect to the Common Units owned, directly and indirectly, by the Company.
The term “hypothetical sale” refers to circumstances that are not actual sales of the Operating Partnership’s assets but that require certain book adjustments to the value of the Operating Partnership’s assets and the partners’ capital account balances. Specifically, the Partnership Agreement provides that, from time to time, in accordance with applicable Treasury Regulations, the Operating Partnership will adjust the book value of its assets to equal their respective fair market values, and adjust the partners’ capital accounts, in accordance with the terms of the Partnership Agreement, as if the Operating Partnership sold its assets for an amount equal to their value. Events that would require making such adjustments generally include the liquidation of the Operating Partnership, the acquisition of an additional interest in the Operating Partnership by a new or existing partner in exchange for more than a de minimis capital contribution, the distribution by the Operating Partnership to a partner of more than a de minimis amount of partnership property as consideration for an interest in the Operating Partnership, or in connection with the grant of an interest in the Operating Partnership (other than a de minimis interest) as consideration for the performance of services to or for the benefit of the Operating Partnership (including the grant of an LTIP Unit).

LTIP Units
General. LTIP Units constitute time-vesting incentive equity interests granted under the Plan and subject to the applicable terms and conditions of the Partnership Agreement.
Vesting. Current awards of LTIP Units will vest with respect to one-third of the LTIP Units on each of the first, second and third anniversaries of December 29, 2018, subject to the executive’s continued service through the applicable vesting date. The LTIP Units also are subject to a mandatory holding period under which the executives generally cannot sell vested LTIP Units for an additional three years following the applicable vesting date.
Certain Terminations of Employment.  If an executive’s employment is terminated by the Company other than for “cause” or by the executive for “good reason” (each, as defined in the executive’s employment agreement), the executive’s LTIP Units will vest in full. Upon an executive’s termination of employment for any other reason, any then-unvested LTIP Units automatically will be cancelled and forfeited by the executive.
The table below sets forth the number of time-based LTIP Units awarded to each of the executives.

Name	LTIP Units (1)
Victor Coleman	$3,150,000
Mark Lammas	$1,400,000
Alex Vouvalides	$1,100,000
Christopher Barton	$550,000
Joshua Hatfield	$650,000

(1)	Number of LTIP Units to be determined based on the closing price of the Company’s common stock as of December 29, 2018.

The foregoing descriptions of the awards of LTIP Units is a summary only and does not describe all terms and conditions applicable to these awards. The descriptions are subject to and qualified in their entirety by the terms of the forms of Time-Based LTIP Unit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. Time-Based LTIP Unit Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
	By:	/s/ Mark T. Lammas
December 13, 2018		Mark T. Lammas
Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. Time-Based LTIP Unit Award Agreement